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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of June 17, 1996 (this "Agreement"), is made by and between CPI AEROSTRUCTURES, INC., a New York corporation (the "Company"), and the investor named on the signature page hereto (the "Initial Investor").


                                   WITNESSETH:


                  WHEREAS, upon the terms and subject to the conditions of the Subscription Agreement dated as of June , 1996, between the Initial Investor and the Company (the "Subscription Agreement"), the Company has agreed to issue and sell to the Initial Investor Units (the "Unit"), each Unit consisting of 25,000 Common Shares (the "Placement Shares") and Redeemable Class B Common Share Purchase Warrants (the "Purchase Warrants") to purchase 12,500 Common Shares (the "Warrant Shares"), par value $.001 per share, at $2.00 per share, until the fifth anniversary date of the closing, at a purchase price per Unit of $25,000; and

                  WHEREAS, to induce the Initial Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Placement Shares and Warrant Shares.

                  NOW, THEREFORE, is consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

                  1.       Definitions.

                  (a) As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Investor" means the Initial Investor and any
transferee or assignee who agrees to become bound the provisions of this Agreement in accordance with Section 6 hereof.

                           (ii) "Register," "Registered," and "Registration"
refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                           (iii) "Registrable Securities" means the Placement
Shares and the Warrant Shares.




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                           (iv) "Registration Statement" means a registration
statement of the Company under the Securities Act.

                  (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

                  2.       Registration Rights.

                  (a) The Company shall file by September 5, 1996, a registration statement with the SEC registering the Registrable Securities, issued in the Company's May 1996 Private Placement (the "1996 Placement"). In the event that after September 5, 1996, the Company has not filed such a registration statement, the Holder or Holders of a majority in number (hereinafter, "a majority in interest") of the Registrable Securities on two occasions during the period commencing on the Closing of the 1996 Placement and ending on the sixth anniversary of such issuance (the "Registration Period") shall have two "demand" registration rights for the Registrable Securities. The Company will give written notice of such registration rights for the Registrable Securities and will include in any such registration the shares of Common Stock with respect to which the Company has received written requests for inclusion therein within fifteen (15) business days after the receipt by the applicable holder of the Company's notice of such registration request. All requests for inclusion in the demand registration shall specify the number of Registrable Securities to be registered. The Company will use its best efforts to cause the registration statement to be declared effective by the Commission as soon as is practically possible following the filing of same.

                  (b) Each time that the Company, during the Registration Period of the Registrable Securities, registers an offering of Common Stock with the SEC on a registration statement other than Form S-8 or Form S-4, the Company shall give to holders of the Registrable Securities twenty (20) days' notice of the filing of such registration statement, and if any holders of the Registrable Securities request registration of the Registrable Securities, such Registrable Securities (all such Common Stock, the "Shares") shall be included for issuance and resale in such registration statement. These "piggy-back" rights may be exercised only subject to the discretion of any underwriter of the Company's securities requesting that the Shares not be sold for a period not to exceed 180 days from the effective date of an underwritten public offering. If the underwriter believes that the total amount of the Shares and other securities to be included in such offering exceeds the amount of securities that the underwriter believes can be marketed without otherwise materially and adversely affecting the entire offering, then the Company shall be required to include in the offering and in the following order: first, the pro rata number of securities requested by the Investor along with all other holders of securities requesting registration pursuant to registration rights which were granted on or prior to the date hereof and are described in the Company's confidential Private Placement Memorandum, dated May 10, 1996; and, second, the pro rata number of securities requested by all other holders of securities requesting registration pursuant to other registration rights. The Holder shall give the Company notice that he wishes to avail himself of the rights granted to him pursuant to this
Section 2 by personal delivery, registered mail or overnight courier service.


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                  (c) If and whenever the Company is required by any of the
provisions of Section 2 to use its reasonable best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible;

                           (i) prepare and file with the SEC a registration
statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective and remain effective until
(i) all the Registrable Securities have been sold or (ii) the date all of the Investors receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144(k) of the Securities Act without any limitations on the number of Registrable Securities sold:

                           (ii) prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the holder or holders of such securities shall desire to sell or otherwise dispose of the same;

                           (iii) furnish to each Investor such number of copies
of a registration statement and prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Investor may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Investor;

                           (iv) use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Investor shall request, and do any and all other acts and things which may be necessary or advisable to enable such Investor to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Investor, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction, wherein it is not so qualified or to file therein any general consent to service of process;

                           (v) otherwise use its best efforts to comply with all
applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                           (vi) enter into and perform its obligations under an
underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                           (vii) notify each Investor covered by such
registration statement, at any time

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when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                           (viii) take such other actions as shall be reasonably
requested by any Investor to facilitate the registration of the Registrable Securities.

                  (d) All expenses incident to the Company's performance of or compliance with this Section 2, including without limitation, the following, will be borne by the Company, regardless of whether the registration statement becomes effective:

                           (i) All registration and filing fees (including SEC
registration fees and fees with respect to filing required to be made with the National Association of Securities Dealers, Inc. ("NASD"));

                           (ii) Fees and expenses of compliance with securities
or blue sky laws (including fees and disbursements of counsel for the underwriters or selling securityholders in connection with blue sky qualifications of the Common Stock and determination of their eligibility for investment under the laws of all such jurisdictions as the managing underwriters or holders of the Common Stock being sold may designate);

                           (iii) Printing, messenger, telephone and delivery
expenses; including, but not limited to the distribution of copies of the Preliminary and Final Prospectus to the Placement Agent, any underwriter and any selling securityholders;

                           (iv) Fees and disbursements of counsel for the
Company;

                           (v) Fees and disbursements of underwriters (excluding
discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Common Stock and legal expenses of any person other than the Company).

                  (e) The Holders will be responsible for expenses of their counsel, any commissions or other selling expenses.

                  3.  Indemnification.

                  In the event any Registrable Securities are included in a Registration Statement under this Agreement, to the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents and advisors, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any

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losses, claims, damages, liabilities or expenses (joint or several) incurred
(collectively, "Claims") to which any of them may become subject under Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations:

                   (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

                  (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made not misleading or

                  (c) any violation of alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reissuable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 3(a) shall not
(I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity which information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement; (II) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. To the extent permitted by law, each Investor, severally and not jointly, will indemnify the Company and its officers, directors, agent and advisors against any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by Company pursuant to this Section 3. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to this Section 3. In any event, each Investor's obligation to indemnify hereunder shall not exceed the net proceeds received by an Investor from the sale of Registrable Securities included in the Registration Statement.

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                  4.       Contribution.

                  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 3 to the fullest extent permitted by law; provided, however, that
(a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 2; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  5.       Reports under Exchange Act.

                  With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                  6.       Assignment of the Registration Rights.

                  The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of all or any portion of Registrable Securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws;

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and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

                  7.       Amendment of Registration Rights.

                  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who held a majority in interest of the Registrable Securities; provided that no amendment that adversely affects the rights of any Investor shall be effective against such Investor unless such Investor consents thereto in writing. Any amendment or waiver effected in accordance with this
Section 7 shall be binding upon each Investor and the Company.

                  8.       Miscellaneous.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, CPI AEROSTRUCTURES, INC., 200A Executive Drive, Edgewood, NY 11717 ATT:
President, with a copy to Elliot H. Lutzker, Esq., Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158; (ii) if to the Initial Investor, at the address set forth under its name in the Subscription Agreement with a copy to Barber & Bronson Incorporated, 2101 West Commercial Blvd., Suite 1500, Fort Lauderdale, FL 33309 and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company or at such other address as each such party furnishes by notice given in accordance with this Section 8(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) calendar days after deposit with the United States Postal Service.

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provision shall be deemed inoperative to the

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extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not effect the validity or enforceability of any other provision hereof.

                  (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  (f) Subject to the requirements of Section 6 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (i) The Company acknowledges that any failure by the Company to perform its obligation under this Agreement, including, without limitation, the Company's obligations under Section 2(a), or any delay in such performance could result in direct damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay. Neither party shall be liable for consequential damages.

                  (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CPI AEROSTRUCTURES, INC.



By:------------------------
Name:   Arthur August
Title:  President



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- ------------------------------------

- ------------------------------------
Signature of Investor
(Name of Investor - Please Print)


- -----------------------------------
Social Security Number
 of Investor



- -----------------------------------
- -----------------------------------
Address of Investor




Note: If two investors are signing, please check the manner in which the ownership is to be legally held (the indicated manner shall be construed as if written out in full accordance with applicable laws or regulations):

  _____ JT TEN: As joint tenants with right of survivorship and not as tenants in common.

  _____ TEN COM: As tenants in common.

  _____ TEN ENT: As tenants by the entireties.




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                      SPECIAL EXECUTION PAGE FOR AN ENTITY
                 (Not applicable to registration by individuals)

         IN WITNESS WHEREOF, the undersigned has completed this Registration Rights Agreement with CPI Aerostructures, Inc., on this day of , 1996.

_____  TRUST --  (Include copy of trust agreement)

_____ CORPORATION -- (Attach certified corporate resolution authorizing signature and a copy of the articles of incorporation)

_____  PARTNERSHIP -- (Attach a copy of the partnership agreement)


(Please print the following information exactly as you wish it to appear on the Common Stock.)


- -----------------------------        ------------------------------
    (Name of Investor)                          (Address)


- -----------------------------        ------------------------------
 (Tax Identification Number)



- ----------------------------         ------------------------------
         (Telephone)

         The undersigned trustee, partner or corporate officer certifies that he has full power and authority from the beneficiaries, partners or directors of the entity named below to execute this Registration Rights Agreement on behalf of the entity and to make the representations and warranties made herein on their behalf and that this agreement has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of the entity.

Dated:_________________________, 1996 ______________________________________
                                              (Print Name of Entity)



__________________________      By: __________________________________________
 (Print Name and Capacity)          (Signature of authorized trustee, partner,
                                    or corporate officer)




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